EXHIBIT 10.1

                            CARRIAGE SERVICES, INC.

                 AMENDMENT NO. 1 TO 1995 STOCK INCENTIVE PLAN

            THIS AMENDMENT NO. 1 (this "Amendment") to the Amended and Restated 1995 Stock Incentive Plan (the "Plan"), of CARRIAGE SERVICES, INC., a Delaware corporation (the "Company"), adopted effective February 4, 1998;

            WHEREAS, the Company originally adopted the 1995 Stock Incentive Plan effective July 1, 1995, amended the Plan effective as of July 18, 1996, and then amended and restated the Plan effective as of January 7, 1997; and

            WHEREAS, the Board of Directors of the Company has proposed that the Plan be further amended as hereafter described;

            NOW, THEREFORE, the Plan shall be amended as follows:

            1. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings given such terms in the Plan.

            2. NUMBER OF AUTHORIZED SHARES. The third sentence of Section 1.5(a) of the Plan is hereby amended in its entirety so that, as amended, the third sentence of said Section 1.5(a) shall read as follows:

                  "The maximum number of shares of Common Stock that may be
            issued under this Plan shall be 950,000."

            3. ELIGIBILITY FOR PARTICIPATION. The first sentence of Section 1.3 of the Plan is hereby amended in its entirety so that, as amended, the first sentence of said Section 1.3 shall read as follows:

                  "Participants in the Plan ('Participants') shall be selected by the Committee from the directors, executive officers and other employees of Carriage who are responsible to or contribute to the management, growth, success and profitability of Carriage, and from persons (not otherwise specified above) who are former owners of funeral homes or cemeteries that have been acquired by Carriage, and consultants who have rendered, or from and after the date of grant may render, personal services to Carriage."

            4. TERM AND EXERCISE OF STOCK OPTIONS. Section 2.4 of the Plan is hereby amended in its entirety so that, as amended, said Section 2.4 shall read as follows:

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                  "2.4 TERM AND EXERCISE. Unless a shorter period is provided by the Committee or another Section of this Plan, each Stock Option may be exercised during a period of ten years from the date of grant thereof (the 'Option Term'). No Stock Option shall be exercisable after expiration of its Option Term."

            5. TERM AND EXERCISE OF INCENTIVE STOCK OPTIONS. Section 3.4 of the Plan is hereby amended in its entirety so that, as amended, said Section 3.4 shall read as follows:

                  "3.4 TERM AND EXERCISE. Unless a shorter period is provided by the Committee or another Section of this Plan, each Incentive Stock Option may be exercised during a period of ten years from the date of grant thereof (the 'Option Term'). No Incentive Stock Option shall be exercisable after expiration of its Option Term."

            6. EFFECTIVENESS OF AMENDMENTS. The amendments to the Plan evidenced by this Amendment shall be effective as of February 4, 1998, provided that such amendments are approved by the stockholders of the Company on or before December 31, 1998.

            7. RATIFICATION. As amended hereby, the Plan in hereby ratified and confirmed.


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